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                                  EXHIBIT 99.1

                 LETTER REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

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                                 April 22, 2002


Securities and Exchange Commission
450 5/th/ Street, NW
Washington, DC 20549


Ladies and Gentlemen:

         Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that Wells Real Estate Investment Trust, Inc. has received assurance from its independent public accountants, Arthur Andersen LLP (Arthur Andersen), that Arthur Andersen's audits of the financial statements relating to the Novartis Atlanta Building and the Dana Corporation Buildings for the year ended December 31, 2001 (Audit) were subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation.


                                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                     /s/ Douglas P. Williams
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                                   Douglas P. Williams
                                   Executive Vice President,
                                   Treasurer and Chief Financial Officer